Exhibit 10.1

FORESTAR GROUP INC.
2022 EMPLOYEE STOCK PURCHASE PLAN
Article I-PURPOSE
1.01.Purpose.
The Forestar Group Inc. 2022 Employee Stock Purchase Plan is intended to provide employees of the Company and its Participating Employers with an opportunity to purchase Common Stock. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. The provisions of the Plan shall be construed in a manner consistent with the requirements of that section of the Code.
Article II-DEFINITIONS
2.01.Base Pay.
"Base Pay" shall mean compensation that is reportable on the Employee's W-2 and was paid to the Employee by the Company or a Participating Employer for the 12-month period prior to the date of the Employee's eligibility for an Offering. The Committee, in its discretion, may, on a uniform and nondiscriminatory basis, establish a different definition of Base Pay for an Offering.
2.02.Board of Directors.
"Board of Directors" shall mean the board of directors of the Company.
2.03.Code.
"Code" means the Internal Revenue Code of 1986.

2.04.Committee.
"Committee" shall mean the individuals appointed by the Board of Directors as described in Article VIII.
2.05.Common Stock.
"Common Stock" shall mean the Company's common stock, par value $1.00 per share.
2.06.Company.
"Company" means Forestar Group Inc. and any successor.
2.07.Employee.
"Employee" means any person who has an employment relationship with the Company or a Participating Employer as determined under Treasury Regulation Section 1.423-2(e)(2), and who is scheduled to work more than 20 hours per week and five months per year.
2.08.Entry Date.
"Entry Date" means each January 1 and July 1; provided that the Committee, in its discretion, may, establish a different Entry Date for any Offering.

2.09.Exercise Date.
"Exercise Date" means the last trading day of each Offering period ending on each June 30 and December 31; provided that the Committee, in its discretion, may, establish a different Exercise Date for any Offering.
2.10.Offering.
"Offering" means the six-month period beginning each January 1 or July 1 and ending each June 30 and December 31 during which a Participant is granted and may exercise options under the Plan; provided that the Committee, in its discretion, may, establish a different Offering period (not to exceed 27 months).
2.11.Offering Commencement Date.
"Offering Commencement Date" means the first day of each Offering period beginning on January 1 and July 1; provided that the Committee, in its discretion, may, establish a different Offering Commencement Date for any Offering.
2.12.Offering Termination Date.
"Offering Termination Date" means, with respect to an individual, the earlier of (i) the Exercise Date and (ii) the date the individual ceases to be employed by the Company or a Participating Employer.
2.13.Parent Corporation.
"Parent Corporation" shall mean any present or future corporation that is a "parent corporation" of the Company, as that term is defined in Section 424 of the Code.
2.14.Participant.
“Participant” shall mean an eligible Employee who has commenced participation in the Plan in accordance with Section 3.04.
2.15.Participating Employer.
"Participating Employer" shall mean any present or future corporation that (i) is a Subsidiary Corporation and (ii) is designated as a participating employer under the Plan by the Committee.
2.16.Plan.
"Plan" means this Forestar Group Inc. 2022 Employee Stock Purchase Plan, as the same may be amended from time to time.
2.17.Subsidiary Corporation.
"Subsidiary Corporation" shall mean any present or future corporation that is a "subsidiary corporation" of the Company, as that term is defined in Section 424 of the Code.
Article III-ELIGIBILITY AND PARTICIPATION
3.01.Initial Eligibility.
Subject to the sections below, any Employee who has completed 12 months’ of employment and who is employed by the Company or a Participating Employer on an Entry Date is eligible to participate in such Offering.
3.02.Leave of Absence.
In accordance with Treasury Regulation Section 1.421-7(h)(2), an Employee on leave of absence shall be deemed to remain an Employee for the first ninety (90) days of such leave of absence and such Employee's employment shall be deemed to have terminated at the close of business on the ninetieth day of such leave of absence unless such Employee shall have returned to eligible employment with the Company or a Participating Employer prior to the close of business on such ninetieth day. Termination by the Company of any Employee's leave of absence, other than termination of such leave of absence on return to full-time or part-time employment, shall terminate an Employee's employment for all purposes of the Plan and shall terminate such Employee's participation in the Plan and right to exercise any option.

3.03.Restrictions on Participation.
Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option to participate in the Plan:
(a)if, immediately after the grant, such Employee would own Common Stock, or hold outstanding options to purchase Common Stock, possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or a Participating Employer (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining ownership of any Employee); or
(b)that permits such Employee's rights to purchase Common Stock under all employee stock purchase plans of the Company, any Subsidiary Corporations to accrue at a rate which exceeds $25,000 in fair market value of the Common Stock (determined on the Offering Commencement Date) for each calendar year in which such option is outstanding.
(c)if such Employee is a highly compensated employee (within the meaning of Code Section 414(q)), is an officer or subject to the disclosure requirements of section 16(a) of the Securities Exchange Act of 1934 with the Company or a Subsidiary Corporation or is a Senior Vice President or Region Vice President of the Company or a Subsidiary Company.
3.04.Commencement of Participation.
An Employee who has met the initial eligibility conditions set forth in Section 3.01 above may become a Participant by completing an authorization for payroll deductions on the form provided by the Company and filing the completed form with the Company or its designee on or before the filing date set by the Committee, which date shall be prior to the commencement of the next Offering period. Each Participant shall designate a fixed dollar amount of Base Pay, pursuant to rules established by the Committee from time to time, to be deducted from his or her Base Pay for each pay period, which shall not exceed the lesser of:
(a)15% of such Participant's Base Pay; or
(b)an amount that would result in the purchase of Common Stock under the Plan in excess of the limit set forth in Section 3.03(b) above.
Payroll deductions for a Participant shall commence on the next following payday after the Offering Commencement Date after the Participant's authorization for payroll deductions becomes effective. Except as provided in Section 3.05 below, a Participant's payroll deduction election shall be irrevocable between each Offering Commencement Date. A Participant may increase or decrease the amount of his or her payroll deductions only at the beginning of each Offering period by completing and submitting to the Company or its designee a new payroll deduction form prior to the Offering Commencement Date. A Participant's payroll deduction election shall continue for each subsequent Offering period until modified by the Participant, termination of the Plan, or the Participant's termination of participation in the Plan pursuant to Section 3.05 below.
A Participant’s payroll deductions will, for purposes of the Plan, be credited to a bookkeeping account ("Account"), which shall be established solely for purposes of administering the Plan. Except as expressly provided herein, no Participant in the Plan shall be entitled to withdraw any amount from the accumulated payroll deductions in his or her Account, or otherwise have any property rights with respect thereto or any secured interest in or other rights to Company assets; and shall not be entitled to any interest or earnings on such Account; provided, however, that a Participant's accumulated payroll deductions shall be refunded to the Participant as and to the extent specified in Section 3.05 below upon termination of such Participant's participation in the Plan.
3.05.Cessation of Participation.
A Participant may cancel his or her participation in the Plan and the corresponding payroll deductions at any time before the last trading day of an Offering period. Upon such cancellation, such Participant shall be paid a sum of money equal to the accumulated balance credited to his or her Account at the time of the cancellation, without interest, and such Participant shall not be entitled to receive an allocation of Common Stock on the next Exercise Date. Any Participant who cancels his or her participation and payroll deductions shall be ineligible to Participate in the Plan until the next Entry Date.
Upon termination of a Participant's employment with the Company or any Participating Employer for any reason, including retirement, death or termination pursuant to Section 3.02, the Participant's payroll deductions accumulated in his or her Account prior to such termination, if any, shall be refunded to him or her, without interest, in a cash payment, or, in the case of the Participant's death, to the person or persons designated as the Participant's beneficiary for purposes of the life insurance benefit provided by the Company, or if no such person exists, the Participant's estate.

Article IV-OFFERINGS
4.01.Semiannual Offerings.
The Plan shall be implemented by Offerings of Common Stock beginning on each Offering Commencement Date, and ending on the following Offering Termination Date.
Article V-GRANTING OF OPTION
5.01.Maximum Number of Option Shares.
On each Offering Commencement Date, each Participant shall be deemed to have been granted an option to purchase on the Exercise Date of the Offering period a maximum number of shares of Common Stock equal to the amount of the Participant's payroll deductions accumulated in his or her Account prior to the Exercise Date, pursuant to Section 3.04, divided by the applicable option price determined as provided in Section 5.02 below; provided that such option shall be subject to the limitations set forth in Section 3.03(b) hereof. Exercise of the option shall occur as provided in Section 6.01 hereof, unless the Participant has withdrawn pursuant to Section 3.05 hereof. The option shall expire on the Offering Termination Date if not automatically exercised as provided in Section 6.01.
5.02.Option Price.
The option price of Common Stock shall be 85% of the lesser of the following:
(a)the average of the closing price of the Company's common stock on each business day during the six-month Offering period, as determined by the Committee in its sole discretion; or
(b)the closing price of the Common Stock on the Exercise Date.
In no event, however, may the option price be lower than 85% of the lesser of the closing price of the Company's Common Stock on (i) the Offering Commencement Date or (ii) the closing price of the Common Stock on the Exercise Date.
If the Common Stock is not open for trading on any national stock exchange on a date for which the closing price of the Common Stock is to be determined, the closing price shall be determined as of the nearest prior trading day on which the stock was open for trading on any national stock exchange. If the Common Stock is not admitted to trading on any national stock exchange, then reference shall be made to the fair market value of the Common Stock as determined on such basis as shall be established or specified for this purpose by the Committee in accordance with applicable law.
Article VI-EXERCISE OF OPTION
6.01.Exercise.
Each Participant's option for the purchase of Common Stock with payroll deductions made during any Offering period will be deemed to have been exercised automatically on the applicable Exercise Date for the purchase of the number of full shares of Common Stock that the accumulated payroll deductions in the Participant's Account at the time will purchase at the applicable option purchase price determined pursuant to Section 5.02 above.
6.02.Fractional Shares.
Fractional shares of Common Stock will not be issued under the Plan. Any accumulated payroll deductions in a Participant's Account that would have been used to purchase fractional shares of Common Stock, unless refunded pursuant to Section 3.05 above, will be held, without interest, for the purchase of Common Stock in the following Offering period.
6.03.Transferability of Option.
Options held by a Participant shall be exercisable only by that Participant and shall not be transferable. Upon the death or termination of employment of a Participant, such Participant's options shall no longer be exercisable.
6.04.Delivery of Stock.
As promptly as practicable after an Exercise Date, the Company will deliver to each Participant, as appropriate, the Common Stock purchased upon exercise of the option (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).

Article VII-STOCK
7.01.Maximum Shares.
The maximum number of shares of Common Stock which may be issued under the Plan for all Offerings, subject to adjustment upon changes in capitalization of the Company as provided in Section 9.02, shall not exceed 2,500,000. If the total number of shares of Common Stock for which options are exercised on any Exercise Date in accordance with Article VI exceeds the number of shares of Common Stock available for issuance under the Plan, the Company shall make a pro rata allocation of the shares of Common Stock available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall be determined by the Committee to be equitable. Shares of Common Stock issued under the Plan may be authorized but unissued or reacquired Common Stock, including shares repurchased by us on the open market and treasury shares.
7.02.Participant's Interest in Option Stock.
A Participant will have no interest in Common Stock covered by an option until such option has been exercised and shares of Common Stock have been issued to the Participant.
7.03.Registration of Common Stock
Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant or, if the Participant so directs by written notice to the Company prior to the Exercise Date applicable thereto, in the names of the Participant and one such other person as may be designated by the Participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law.
7.04.Restrictions on Exercise.
The Board of Directors may, in its discretion, require as conditions to the exercise of any option that the shares of Common Stock reserved for issuance upon the exercise of the option shall have been duly listed, upon official notice of issuance, upon a national stock exchange, and that either:
(a)a Registration Statement under the Securities Act of 1933, with respect to such Common Stock shall be effective; or
(b)the Participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that such Participant intends to purchase the Common Stock for investment and not for resale or distribution.
Article VIII-ADMINISTRATION
8.01.Appointment of Committee.
The Board of Directors shall appoint the Committee to administer the Plan. The initial Committee shall be the Compensation Committee of the Board of Directors.
8.02.Authority of Committee.
Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan (including, without limitation, to adopt such procedures and sub-plans as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the United States, the terms of which sub-plans may take precedence over other provisions of this Plan), and to make all other determinations deemed necessary or advisable for administering the Plan. Any power of the Committee may also be exercised by the Board of Directors. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. The Committee's determination on the foregoing matters shall be conclusive.
Article IX-MISCELLANEOUS
9.01.Transferability.
No rights with regard to the exercise of an option or to receive Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by a Participant.

9.02.Adjustment Upon Changes in Capitalization.
(a)If, while any options are outstanding, the outstanding shares of Common Stock have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company through stock split, reverse stock split, stock dividend or similar transaction, appropriate and proportionate adjustments may be (but are not required to be) made by the Committee in the number or kind of shares which are subject to purchase under outstanding options and on the option exercise price or prices applicable to such outstanding options consistent with the requirements of Section 423 of the Code. In addition, in any such event, the number or kind of shares which may be offered in the Offerings described in Article IV hereof shall also be proportionately adjusted.
(b)Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or stock of the Company to another corporation, all outstanding options will terminate and the Participant’s payroll deductions accumulated in his or her Account prior to such termination, if any, shall be refunded to him or her, without interest, in a cash payment.
9.03.Amendment and Termination.
The Board of Directors shall have complete power and authority to suspend, terminate or amend the Plan at any time; provided, however, that the Board of Directors shall not, without the approval of the shareholders of the Company (i) increase the maximum number of shares of Common Stock which may be issued under any Offering (except pursuant to Section 9.02); or (ii) change the group of Employees eligible to participate in the Plan. If the Plan is terminated, the Committee, in its discretion, may elect to terminate all outstanding Offerings either immediately or upon completion of the purchase of shares of Common Stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Committee in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms.
9.04.Effective Date.
The Plan shall be effective as of October 31, 2022, subject to the approval by the holders of the majority of the Common Stock present and represented at a special or annual meeting of the shareholders (or by any other method of approval adequate under Delaware state law). If such shareholder approval is not obtained within 12 months of the date the Plan is adopted by the Board of Directors, the Plan shall be deemed to have not become effective and all options previously issued shall terminate.
9.05.No Employment Rights.
The Plan does not, directly or indirectly, create any right for the benefit of any Employee or class of Employees to purchase any shares of Common Stock under the Plan, or create in any Employee or class of Employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an Employee's employment at any time.
9.06.Effect of Plan.
The provisions of the Plan shall, in accordance with its terms, be binding upon all successors of each Participant and any receiver, trustee in bankruptcy or representative of creditors of such Participant.
9.07.Notices.
All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, that is designated by the Company from time to time for the receipt thereof, and, in the absence of such a designation, the Company's Human Resources Department.
9.08.Governing Law.
The law of the State of Delaware will govern all matters relating to this Plan, without regard to conflicts of laws principles thereof, except to the extent it is superseded by the laws of the United States.
9.09.Interpretation
Titles and headings to Sections hereof are for the purpose of reference only and shall in no way limit, define or otherwise affect the provisions hereof. Unless the context requires otherwise, all references to laws, regulations, contracts, agreements, plans and instruments refer to such laws, regulations, contracts, agreements, plans and instruments as they may be amended from time to time, and references to particular provisions of laws or regulations include a reference to the corresponding provisions of any succeeding law or regulation. All references to "dollars" or "$" in the Plan refer to United States dollars. The word "or" is not exclusive. Words in the masculine gender shall include the feminine gender, and where appropriate, the plural shall include the singular and the singular shall include the plural. All references to "including" shall be construed as meaning "including without limitation."